EXHIBIT 4.10

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

         THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (the "Agreement"), dated as of September ___, 2005, is made by NORTH TEXAS STEEL COMPANY, INC., a Texas corporation ("NTSCO"), OMAHA HOLDINGS CORP., a Delaware corporation ("Omaha"), and AMERICAN TECHNOLOGIES GROUP, INC., a Nevada corporation ("ATG" together with NTSCO and Omaha, each a "Grantor" and collectively, the "Grantors"), in favor of LAURUS MASTER FUND, LTD. ("Laurus").

         WHEREAS, pursuant to that certain Security and Purchase Agreement dated as of the date hereof by and among Grantors and Laurus (as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"), Laurus has agreed to make the Loans for the benefit of Grantors; and

         WHEREAS, Laurus is willing to make the Loans as provided for in the Security Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Laurus this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

         Section 1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement.

         Section 2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. To secure the complete and timely payment of all the Obligations of Grantors now or hereafter existing from time to time, each Grantor hereby grants to Laurus a continuing first priority security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Collateral"):

                           (a) all of its Patents  and Patent  Licenses to which
                  it is a party including those referred to on Schedule I hereto;

                           (b) all of its Trademarks  and Trademark  Licenses to
                  which it is a party including those referred to on Schedule II hereto;

                           (c) all of its Copyrights  and Copyright  Licenses to
                  which it is a party including those referred to on Schedule III hereto;

                           (d) all reissues,  continuations or extensions of the
                  foregoing;

                           (e) all goodwill of the business  connected  with the
                  use of, and symbolized by, each Patent, each Patent License, each Trademark, each Trademark License, each Copyright and each Copyright License; and

                           (f)  all  products  and  proceeds  of the  foregoing,
                  including, without limitation, any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Patent or Patent licensed under any Patent License, (ii) injury to the goodwill associated with any Patent or any Patent licensed under any Patent License, (iii) infringement or dilution of any Trademark or Trademark licensed under any Trademark License,
                  (iv) injury to the goodwill associated with any Trademark or any Trademark licensed under any Trademark License, (v)
                  infringement or dilution of any Copyright or Copyright licensed under any Copyright License, and (vi) injury to the goodwill associated with any Copyright or any Copyright licensed under any Copyright License.

         Section 3. REPRESENTATIONS AND WARRANTIES. Each Grantor represents and warrants that such Grantor does not have any interest in, or title to, any Patent, Trademark or Copyright except as set forth in Schedule I, Schedule II and Schedule III, respectively, hereto. Each Grantor's Patents, Trademarks and Copyrights are valid and enforceable, are solely owned by a Grantor and there is no claim that the use of any of them violates the rights of any third person. This Agreement is effective to create a valid and continuing Lien on and perfected security interests in favor of Laurus in all of each Grantor's Patents, Trademarks and Copyrights and such perfected security interests are enforceable as such as against any and all creditors of, and purchasers from, each Grantor. Upon filing of this Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office and the filing of appropriate financing statements, all action necessary or desirable to protect and perfect Laurus' Lien on each Grantor's Patents, Trademarks and Copyrights shall have been duly taken.

         Section 4. COVENANTS. Each Grantor covenants and agrees with Laurus that from and after the date of this Agreement and until the expiration of the
Term:

                           (a) Such Grantor shall notify Laurus  immediately  if
                  it knows or has reason to know that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) may become abandoned or dedicated, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

                           (b) In no event shall such Grantor,  either  directly
                  or through any agent, employee, licensee or designee, file an application for the registration of any Patent, Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Laurus prior written notice thereof, and, upon request of Laurus, such Grantor shall execute and deliver a supplement hereto (in form and substance satisfactory to Laurus) to evidence Laurus' Lien on such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.


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

                           (c) Such Grantor shall take all actions  necessary or
                  requested by Laurus to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents or Trademarks (now or hereafter existing), including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings.

                           (d) In the  event  that  any  of  the  Collateral  is
                  infringed upon, or misappropriated or diluted by a third party, such Grantor shall notify Laurus promptly after such Grantor learns thereof. Such Grantor shall, unless it shall reasonably determine that such Collateral is in no way material to the conduct of its business or operations, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such other actions as Laurus shall deem appropriate under the circumstances to protect such Collateral.

         Section 5. SECURITY AGREEMENT. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted to Laurus pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Laurus with respect to the security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

         Section 6. REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

         Section 7. INDEMNIFICATION. (A) Each Grantor assumes all responsibility and liability arising from the use of the Patents, Trademarks and/or Copyrights and each Grantor hereby indemnifies and holds Laurus harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys' fees) arising out of such Grantor's operations of its business from the use of the Patents, Trademarks and/or Copyrights. (B) In any suit, proceeding or action brought by Laurus under any Patent License, Trademark License or Copyright License for any sum owing thereunder, or to enforce any provisions of such license, Grantors will indemnify and keep Laurus harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach of the applicable Grantor of any obligation


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

thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from such Grantor, and all such obligations of such Grantor shall be and remain enforceable against and only against such Grantor and shall not be enforceable against Laurus.

         Section 8. NOTICES. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the Security Agreement.

         Section 9. TERMINATION OF THIS AGREEMENT. Subject to Section 6 hereof, this Agreement shall terminate upon payment in full in cash of all Obligations and irrevocable termination of the Security Agreement.

                           [Signature Page to Follow]


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

         IN WITNESS WHEREOF, each Grantor has caused this Intellectual Property Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                        NORTH TEXAS STEEL COMPANY, INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        OMAHA HOLDINGS CORP.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                        AMERICAN TECHNOLOGIES GROUP, INC.

                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

ACCEPTED and ACKNOWLEDGED by:

LAURUS MASTER FUND, LTD.

By:
      ----------------------------------
      Name:
      Title:


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

                                   SCHEDULE I
                                       TO
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

I. PATENT REGISTRATIONS

                Patent                     Reg. No.                         Date
                ------                     --------                         ----

II. PATENT APPLICATIONS

                Patent                     Reg. No.                         Date
                ------                     --------                         ----

III. PATENT LICENSES

                Patent                     Reg. No.                         Date
                ------                     --------                         ----


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

                                   SCHEDULE II
                                       TO
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

I. TRADEMARK REGISTRATIONS

REG. NO.             MARK                   COUNTRY                 REG. DATE
--------             ----                   -------                 ---------

II. TRADEMARK APPLICATIONS

REG. NO.             MARK                   COUNTRY                 REG. DATE
--------             ----                   -------                 ---------

III. TRADEMARK LICENSES

REG. NO.             MARK                   COUNTRY                 REG. DATE
--------             ----                   -------                 ---------


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

                                  SCHEDULE III
                                       TO
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT

I. COPYRIGHT REGISTRATIONS

     Copyright                           Reg. No.                         Date
     ---------                           --------                         ----

                                          None

II. COPYRIGHT APPLICATIONS

     Copyright                           Reg. No.                         Date
     ---------                           --------                         ----

                                          None

III. COPYRIGHT LICENSES

     Copyright                           Reg. No.                         Date
     ---------                           --------                         ----

                                          None


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